Exhibit 99.1

PennyMac Mortgage Investment Trust March 3, 2016 Update on Strategic Initiatives

2 This presentation contains forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change . Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward - looking statements . Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein . Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to : changes in our investment objectives or investment or operational strategies ; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets ; changes in general business, economic, market, employment and political conditions or in consumer confidence ; declines in residential real estate or significant changes in U . S . housing prices or activity in the U . S . housing market ; availability of, and level of competition for, attractive risk - adjusted investment opportunities in residential mortgage loans and mortgage - related assets that satisfy our investment objectives ; concentration of credit risks to which we are exposed ; the degree and nature of our competition ; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities ; availability, terms and deployment of short - term and long - term capital ; unanticipated increases or volatility in financing and other costs ; the performance, financial condition and liquidity of borrowers ; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties ; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest ; increased rates of delinquency, default and/or decreased recovery rates on our investments ; increased prepayments of the mortgages and other loans underlying our mortgage - backed securities and other investments ; the degree to which our hedging strategies may protect us from interest rate volatility ; our failure to maintain appropriate internal controls over financial reporting ; our ability to comply with various federal, state and local laws and regulations that govern our business ; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly - traded companies ; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules ; changes in government support of homeownership ; changes in government or government - sponsored home affordability programs ; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs ; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U . S . federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U . S . federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules ; and the effect of public opinion on our reputation . You should not place undue reliance on any forward - looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company undertakes no obligation to publicly update or revise any forward - looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only . Forward - Looking Statements Update on Strategic Initiatives

3 PMT Is Executing on Strategic Initiatives to Enhance Shareholder Value At current levels, repurchases of PMT’s common shares are an attractive use of capital • On February 24 th , PMT’s Board of Trustees authorized an increase in its previously announced share repurchase program from $150 million to $200 million – Year - to - date repurchases (1) total 2.7 million common shares at a cost of $30.9 million – R epurchases under the program (1) total 3.7 million common shares at a cost of $46.9 million Executing and pursuing asset sales to fund share repurchases and flow commitments for GSE credit risk transfer (CRT) and mortgage servicing rights (MSRs) investments at attractive returns • On February 29 th , PMT sold excess servicing spread (ESS) related to Fannie Mae and Freddie Mac MSRs to PennyMac Financial for $59 million in cash – Fannie Mae and Freddie Mac ESS were lower yielding investments owned by PMT without leverage • Continuing to pursue additional opportunities to sell lower yielding investments • PMT has entered into a third CRT transaction with Fannie Mae for $5.0 billion in UPB of PMT’s production, with an expected investment of $175 million (2) – Completed deliveries into the second CRT transaction totaling $ 4.25 billion in UPB, with an investment totaling $149 million (1) Through February 24 th , 2016. (2) This credit risk transfer transaction is subject to continuing due diligence, definitive documentation and customary closing conditions, including required regulatory approvals. There can be no assurance regarding the size of the transaction or that the transaction will be complet ed at all . Update on Strategic Initiatives

GSE Risk Transfer Investments Ongoing MSR Investment Correspondent Production 4 • Opportunity to invest in credit risk on loans delivered by PMT to Fannie Mae • Designed to capture benefits of PMT’s high - quality correspondent production • Investment is a certificated security – M1 bond created on a flow basis and immediately financed PMT’s Correspondent Business • Attractive returns from the acquisition, aggregation and sale or securitization of newly originated loans • High - quality Agency - eligible loans with financing from five large banks and advance rates over 90% • Short holding period and debt financing results in limited equity requirement • PMT invests in MSRs resulting from securitizing loans through Fannie Mae or Freddie Mac • Attractive yield on investment results from interest rate / prepayment risk in addition to some operational and credit risk • Return on equity enhanced through leverage provided by b ank MSR financing facilities CRT & MSRs Are Linked Investments Created Through Correspondent Production Update on Strategic Initiatives

PMT's Targeted Returns for Correspondent-Related Investments Are Attractive

	Targeted Unlevered Yield	Targeted Gross Pretax Return on Equity[1]
Distressed Residential Whole Loans	6% - 8%	12% - 16%
GSE Credit Risk Transfers (CRT)	**6.5% - 7.5%**	**15% - 19%**
Agency Multifamily Retained Bonds	9% - 11%	16% - 18%
MSRs & ESS	**7.5% - 12%** (incl. expected recapture contribution)	**11% - 16%**
Prime Non-Agency Loans[2]	4% - 6%	8% - 13%
Agency MBS	2% - 4%	7% - 10%
Correspondent Production	**10 bps - 15 bps of production**	**26% - 36%**

- Correspondent-related investments are expected to deliver levered return contributions consistent with PMT's current quarterly dividend
- Increased return range for CRT reflects improved financing terms and structural enhancements

Note: This slide presents examples for illustrative purposes only, using PMT's base case assumptions (e.g., for credit performance, prepayment speeds, financing economics). Actual results may differ materially. Please refer to the disclaimers on slide 2.

[1] Annual gross return contribution targeted over the life of the investment net of estimated direct expenses associated with each strategy (e.g., loan servicing fees, loan fulfillment fees). Targeted returns on equity do not reflect intra-month variability, e.g., in correspondent loan aggregation, and any excess cash required. Gross return contribution does not include an allocation of management fees, corporate operating and other administrative expenses. PMT may employ hedge strategies that reduce gross return of certain strategies. Certain strategies are subject to tax expense associated with the taxable REIT subsidiary.

[2] Includes retained senior and subordinate MBS from private-label securitizations.

PennyMac®
Update on Strategic Initiatives | 5

6 (1) $8 million equity requirement is one time for the increase from $1.2 billion in UPB of monthly production and does not recur; assumes 95% advance rate on financing and two turns of inventory per month. Equity requirement does not include any cash required for margin calls. (2) Assumes 55% advance rate and MSRs capitalized at 1.25% of conventional conforming UPB. (3) Assumes 74% advance rate and 75% of conventional conforming production is eligible for CRT. Note: Figures may not sum exactly due to rounding. How Much Capital Is Required for PMT’s Correspondent - Related Investments? • The capital required for correspondent production activities and investments in CRT and MSRs varies based on production volume – PMT’s conventional conforming production is assumed to be between $1.2 and $1.5 billion in UPB per month • Equity requirements are net of leverage and assume that the equity to support $1.2 billion in UPB of correspondent production is already allocated to the business; does not include any offset for cash earnings from correspondent production activities Update on Strategic Initiatives Equity Requirement ($ in millions) Correspondent Production (1) $ - $ (8) Mortgage Servicing Rights (2) (7) (8) Credit Risk Transfer (3) (8) (10) Total monthly equity requirement $ (15) $ (19) Total quarterly equity requirement (45)$ (56)$ Monthly Conventional Conforming Production Scenario $1.2 bn in UPB $1.5 bn in UPB

To Pursue PMT's Strategy, How Much Capital Is Required from Asset Sales?

Run Rate Quarterly Cash Flows ($ in millions)	Current Pace	Assuming Completion of Repurchase Program
Net cash flows from existing investments[1]	$55	$55
Less dividend @ $0.47[2]	$(33)	$(27)
Net cash from investments after dividend payment	**$22**	**$28**
Correspondent-related investments (CRT and MSRs)	$(45) - $(56)	$(45) - $(56)
Share repurchases[2]	$(60)	-
Additional capital required from asset sales	**$(83) - $(94)**	**$(17) - $(28)**

- Net positive cash flows from existing investments, after payment of dividends, are being reinvested into CRT, MSRs and share repurchases, supplemented by the cash proceeds from asset sales
- Asset sales include the ESS sale announced today and future sales of other lower yielding investments
- Capital requirements can vary based on forecasted production volumes and share repurchase activity

[1] Based on 4Q15 performance. See page 29 of the PMT 4Q15 Earnings Report. Does not include any cash earnings contributions from correspondent production activities.

[2] "Current Pace" dividend payout assumes 71.1 million shares outstanding as of February 24, 2016. "Assuming Completion of the Repurchase Program" dividend payout assumes full utilization of the remaining $153.1 million Board repurchase authorization at $12.38 per share (the closing price on February 24, 2016). Share repurchases are subject to market conditions and available capital.

[3] Assumes $30 million in monthly share purchases and two effective months in each quarter after "blackout" window.

PennyMac®
Update on Strategic Initiatives | 7

"Current" Payment Status History Portfolio at 12/31/15 < 6 months & other (1) 542$ 6-11 months 181 12-17 months 123 18-23 months 163 24 months or more 125 Total performing loan portfolio 1,134$ What Is the Potential to Sell Loans from PMT’s Performing Portfolio? 8 • PMT has previously sold pools of performing loans from its distressed portfolio – three pools totaling $394 million in UPB • Buyers place the greatest value on loans with at least 12 consecutive months in “current” payment status, which totaled $411 million in UPB at December 31, 2015 – Many loans in the portfolio at December 31, 2015 had < 6 months in “current” payment status due to recent increases in completed loan modifications • A potential sale of performing loans requires a sufficiently large pool and can take multiple months due to pre - sale preparation, marketing / offering process, and due diligence requirements of potential buyers • Proceeds from a potential loan sale depend on the price of a particular pool and repayment of the outstanding debt Performing Loan Portfolio (UPB in millions) Update on Strategic Initiatives (1) “Other” primarily consists of loans up to 90 days delinquent which are classified as “performing”.